An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated

February 22, 2023

UNIVERSAL SYSTEMS, INC.

$450,000

$.015 per Unit

30,000,000 Units

Each Unit consisting of 8 Shares of Common Stock

UNIVERSAL SYSTEMS, INC. (“we” or the “Company”) is offering up to 30,000,000 units at a price of $.015 per unit with each unit consisting of eight (8) shares of our common stock, $.001 par value on a “best efforts” basis, for gross proceeds of up to $450,000 before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor is $1,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 11. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers on a “best efforts” basis. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

The sale of shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all 30,000,000 units are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this offering circular is a part is qualified by the SEC. Notwithstanding, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, our stock is quoted on OTC Markets Group, Inc.’s Pink marketplace under the trading symbol “UVSS.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular Form 1-A disclosure format.

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	Total Offered	Price to public per unit or share	Proceeds to Company (1)(2)
Per unit shares of common stock included in the units	240,000,000	$0.001875	$450,000.00
Total Maximum			$450,000.00

[1] Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof because of stock splits, stock dividends or similar transactions.

[2] There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Does not include expenses of the offering including legal and accounting expenses and costs of blue-sky compliance and the transaction fees, in any. Aggregate offering expenses payable by us are estimated to be approximately.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE “RISK FACTORS” ON PAGE 8.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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UNIVERSAL SYSTEMS INC.

30 N. Gould Street, Suite N

Sheridan, WY 82801

+8003956811

E-mail: ir@Digitaldistrosolutions.com

www.Digitaldistrosolutions.com

The date of this Preliminary Offering Circular is January 24, 2023.

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Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before deciding to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company

Previously, Universal Systems, Inc., (the “Company”) formerly known as Berry Shino Securities of Washington, Inc., changed its name to New Century Industries, Inc. On July 21st, 2003, Berry Shino Securities of Washington, Inc., changed its name to New Century Industries, Inc. On October 27th, 2003, the New Century Industries, Inc., changed its name to New Century Metals Corporation. On November 18th, 2003, New Century Metals Corporation changed its name to Universal Systems, Inc., and began focusing its operational efforts as a full-service wastewater treatment service provider for the oil industry.

On April 16th, 2021, Benjamin Berry was appointed the Court Appointed Custodian/Receiver of Universal Systems, Inc., by the Clark County Superior Court of Washington by Case Number 2120043106.

On July 22nd, 2021 Benjamin Berry resigned, and Andrew Lane was appointed as President/CEO of the Company. On July 22nd, 2021, MKH Ventures, LLC., a Nevada Limited Liability Company, entered into an agreement with Synergy Management Group, LLC, a Wyoming Limited Liability Company for the acquisition of Universal Systems, Inc., a Washington Corporation, in exchange for one hundred (100) Special 2021 Series A Preferred Shares, and 60% super voting rights of Universal Systems, Inc. On September 15th, 2021, as part of the consolidation of assets of MKH Ventures, LLC., Critical Solutions, Inc., was assigned one hundred (100) Special 2021 Series A Preferred Shares, and 60% super voting rights of Universal Systems, Inc.

On September 21st, 2021, Universal Systems, Inc., filed an amendment with the State of Washington, pursuant to Washington CORP § 307 for the creation of 100 shares of Special 2021 Series A Preferred stock shares, and 2 shares of Special 2021 Series B Preferred stock shares.

The Company’s purpose is to create, develop, and produce a library of films, videos, and music productions costing from $50,000 to $5 million dollars for the entertainment, sports, healthcare, and publishing industries. The films, videos, and music productions can be distributed via traditional distribution channels i.e., movie theatres, cable tv, satellite tv, radio. We expect to use all the proceeds from this offering in the development and production of films, videos, and music productions to include motion pictures, musical soundtracks and productions, motion graphics, website development, and artwork.

The Company is focused to being a premium creator of films, videos, and music productions that can be distributed in traditional channels. We rely on our technology partners to implement, create, and program the technology that distributes the films, videos, and music productions that we develop. We may also create joint ventures to further the potential of revenues through acquisitions and partnerships.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “UVSS.” There is a limited market for the shares included in this offering.

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Business Overview

The Company’s purpose is to create, develop, and produce a library of films, videos, and music productions costing from $50,000 to $5 million dollars for the entertainment, sports, healthcare, and publishing industries. The films, videos, and music productions can be distributed via traditional distribution channels i.e., movie theatres, cable tv, satellite tv, radio. We expect to use all the proceeds from this offering in the development and production of films, videos, and music productions to include motion pictures, musical soundtracks and productions, motion graphics, website development, and artwork.

The Company is focused to being a premium creator of films, videos, and music productions that can be distributed in traditional channels. We rely on our technology partners to implement, create, and program the technology that distributes the films, videos, and music productions that we develop. We may also create joint ventures to further the potential of revenues through acquisitions and partnerships.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “UVSS.” There is a limited market for the shares included in this offering.

Going Concern

As of December 31, 2022, the Company had an accumulated deficit of $1,454,169.00.00. Management has taken a certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain – growing strategies, including – expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Summary of the Offering

Securities Offered	30,000,000 units of shares of common stock, par value $0.001 (the “Units”) on a best-efforts basis.

Additional information about the Offering

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

Offering price per Unit	$.001875 per common share

Number of shares outstanding before the offering of common shares	286,049,052 shares of Common Stock as of the date hereof.

Number of shares outstanding after the offering of common shares if all the units being offered are sold	526,049,052 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of units to be sold in this offering	None

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Minimum investment	The minimum investment established for each investor is $1,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.

Market for the common shares

There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol “UVSS.”

Use of proceeds

The Company intends to use the proceeds of this offering for marketing, inventory, acquisition, expansion, and for general and administrative purposes. See “Use of Proceeds” section for details.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

Termination of the offering	The offering will conclude upon the earlier of the sale of all the shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but the reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

An investment in the Offer Shares involves several risks. You should carefully consider the risk factors described below, in addition to other information contained in this Information Statement, including the financial statements and notes relating thereto, before deciding to invest in the Offer Shares. The price of listed shares can and does fluctuate, and any individual share is likely to experience upward or downward movements and may even become valueless. There is an inherent risk that losses may be incurred rather than profit made because of buying and selling securities. Our past performance is not a guide to our future performance. There may be a large difference between the buying price and the selling price of the Offer Shares and there is an additional risk of loss of investment when securities are purchased from smaller companies. For investors that deal in a range of investments, each investment carries a different level of risk. Investors should carefully consider all the information contained in this Information Statement, including the risk factors described below, before deciding to invest in the Offer Shares. The occurrence of any of the following events, or other events not currently anticipated, could have an adverse effect on our business prospects, financial condition, results of operation, the market price of the Offer Shares and our ability to make dividend distributions to our shareholders. All or part of an investment in the Offer Shares could be lost.

These risk factors do not purport to disclose all the risks and other significant aspects of investing in the Offer Shares. Investors should undertake independent research and study the trading of securities before commencing any trading activity. Investors may request publicly available information about our Company from Investors Relation. An investor should seek professional advice if he or she is uncertain of, or has not understood, any aspect of this Offer or the nature of risks involved in purchasing, holding, and trading the Shares. Each investor should consult his or her own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of an investment in the shares. The risk factors discussed in this section are of equal importance and are separated into categories for ease of reference only.

Investors should carefully consider all the information contained in this Information Statement, including the risk factors described below, before deciding to invest in the Offer Shares. The occurrence of any of the following events, or other events not currently anticipated, could have an adverse effect on our business prospects, financial condition, results of operation, the market price of the Offer Shares and our ability to make dividend distributions to our shareholders. All or part of an investment in the Offer Shares could be lost.

The means by which we intend to address the risk factors discussed herein are principally presented under “Business”, “Management Discussion and Analysis on Financial Condition and Results of Operation”, and “Board of Directors and Senior Management of this Information Statement. We believe that our efforts to manage the risks relating to our business will help to alleviate the risks that our Company has not specifically addressed.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

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The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the United States.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We may not be able to successfully compete against companies with substantially greater resources.

The industry of film finance, production and development in which we operate in general is subject to intense and increasing competition. Some of our competitors may have greater capital resources which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We face substantial capital requirements and financial risks.

The production, acquisition and distribution of motion pictures and television content requires substantial capital. A significant amount of time may elapse between our expenditure of funds and the receipt of revenues after release or distribution of such content. Although we reduce the risks of production exposure through tax credit programs, government and industry programs, co-financiers and other sources, we cannot assure you that we will continue to successfully implement these arrangements or that we will not be subject to substantial financial risks relating to the production, acquisition and distribution of future motion picture and television content. Additionally, the production, completion and distribution of motion picture and television content can be subject to a number of uncertainties, including delays and increased expenditures due to disruptions or events beyond our control. As a result, if production incurs substantial budget overruns, we may have to seek additional financing or fund the overrun ourselves. We cannot make assurances regarding the availability of such additional financing on terms acceptable to us, or that we will recoup these costs. For instance, increased costs or budget overruns incurred with respect to a particular film may prevent a picture from being completed or released or may result in a delayed release and the postponement to a potentially less favorable date, all of which could cause a decline in box office performance, and, thus, the overall financial success of such film. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

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We may incur significant write-offs if our projects do not perform well enough to recoup costs.

We are required to amortize capitalized production costs over the expected revenue streams as we recognize revenue from films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue we expect to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis. If estimated remaining revenue is not sufficient to recover the unamortized production costs, including because of delayed theatrical distribution of films as a result of the COVID-19 global pandemic and its effects, those costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue from any film or other project, we may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if we previously recorded impairment charges for such film or other project. Such impairment charges could adversely impact our business, operating results and financial condition.

Changes in our business strategy, plans for growth or restructuring may increase our costs or otherwise affect our profitability.

As changes in our business environment occur, we may adjust our business strategies to meet these changes, which may include growing a particular area of business or restructuring a particular business or asset. In addition, external events including changing technology, changing consumer patterns, acceptance of our theatrical and television offerings and changes in macroeconomic condition, including the volatility and uncertainty in financial markets as a result of the COVID-19 global pandemic, may impair the value of our assets. When these occur, we may incur costs to change our business strategy and may need to write down the value of assets. We may also expand existing or new business divisions, including international expansion of our business and in new business lines. Some of these restructuring changes may have negative or low short-term returns and the ultimate prospects of the businesses may be uncertain or, in international markets, may not develop at a rate that supports our plans for growth or restructuring.  In any of these events, our costs may increase, we may have significant charges associated with the write down of assets or returns on restricting may be lower than prior to the change in strategy, plans for growth or restructuring.

Our revenues and results of operations may fluctuate significantly.

Our results of operations depend significantly upon the commercial success of the motion picture, television and other content that we sell, license or distribute, which cannot be predicted with certainty. In particular, the underperformance at the box office of one or more motion pictures in any period may cause our revenue and earnings results for that period (and potentially, subsequent periods) to be less than anticipated, in some instances, to a significant extent. Accordingly, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods. Our results of operations also fluctuate due to the timing, mix, number and availability of our theatrical motion picture releases, as well as license periods for content. Our operating results may increase or decrease during a particular period or fiscal year due to differences in the number and/or mix of films released compared to the corresponding period in the prior fiscal year. In addition, the comparability of our results may be affected by changes in accounting guidance or changes in our ownership of certain assets and businesses. Accordingly, our results of operations from year to year may not be directly comparable to prior reporting periods.

We do not have long-term arrangements with many of our production or co-financing partners.

We typically do not enter into long term production contracts with the creative producers of motion picture and television content that we produce, acquire or distribute. There is no guarantee that we will produce, acquire or distribute future content by any creative producer or co-financing partner, and a failure to do so could adversely affect our business, financial condition, operating results, liquidity and prospects.

We rely on a few major retailers and distributors and the loss of any of those could reduce our revenues and operating results.

A small number of other retailers and distributors account for a material percentage of our revenues. We do not have long-term agreements with retailers. We cannot assure you that we will continue to maintain favorable relationships with our retailers and distributors or that they will not be adversely affected by economic conditions, including as a result of the COVID-19 global pandemic and its effects.

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We are subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, we engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations, or joint ventures intended to complement or expand our business. However, we may not realize the anticipated benefit from the transactions we pursue; there may be liabilities assumed that we did not discover or that we underestimated in the course of performing our due diligence; the negotiation of the transaction and the integration of the acquired business could require us to incur significant costs and cause diversion of management's time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and we may have difficulty managing the combined entity in the short term if we experience a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion or acquisition opportunities will be successful, completed on time, or that we will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. If we determine to sell individual properties, libraries or other assets or businesses, we will benefit from the net proceeds realized from such sales. However, our revenues may suffer in the long term due to the disposition of a revenue generating asset, or the timing of such dispositions may be poor, causing us to fail to realize the full value of the disposed asset, all of which may diminish our ability to service our indebtedness and repay our notes and our other indebtedness at maturity. Furthermore, our future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of our business platform.

Our success depends on external factors in the motion picture, television, and music industry.

Generally, the popularity of our content depends on many factors, including the critical acclaim they receive, the format of their initial release, their talent, their genre and their specific subject matter, audience reaction, the quality and acceptance of content that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. In addition, because a performance in ancillary markets, such as home video and pay and free television, is often related to its box office performance or television ratings, poor box office results or poor television ratings may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new production opportunities.

We compete with other programming services, including cable programming, national broadcast television, local broadcast television stations and digital music services to secure desired programming, the competition for which has increased as the number of programming services has increased. Increased competition may drive up talent and production costs and may force some programming services to commit to straight-to-series orders for programming instead of a pilot order. If we commit to straight-to-series orders and those series do not meet anticipated production or quality standards or are otherwise not accepted by audiences, revisions to the programming may be necessary, which could increase production costs. The increased financial commitment for a straight-to-series order or music production also could increase the risks associated with such an order. Other programming services that are affiliated with programming sources such as movie or television studios or film libraries may have a competitive advantage over us in this area. Some of these competitors have exclusive contracts with motion picture studios or independent motion picture distributors or own films, music libraries, and musical scores.

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Global economic turmoil and regional economic conditions in the U.S. could adversely affect our business.

Global economic turmoil, such as that being created by the COVID-19 global pandemic and its effects, may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from the U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. A decrease in economic activity in the U.S. or in other regions of the world in which we do business could adversely affect demand for our content, thus reducing our revenues and earnings. A decline in economic conditions could reduce performance of our theatrical, television and home entertainment releases. In addition, an increase in price levels generally could result in a shift in consumer demand away from the entertainment we offer, which could also adversely affect our revenues and, at the same time, increase our costs. For instance, lower household income and decreases in U.S. consumer discretionary spending, which is sensitive to general economic conditions, may affect cable television and other video service subscriptions, in particular with respect to digital programming packages, premium video programming packages and premium a la carte services on which our networks are typically carried. A reduction in spending may cause a decrease in subscribers to our networks, which could have a materially adverse impact on our business, financial condition, operating results, liquidity and prospects. Moreover, financial institution failures may cause us to incur increased expenses or make it more difficult to finance any future acquisitions, or engage in other financing activities.

We could be adversely affected by strikes or other union job actions.

We are directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and television content. A strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or television content could delay or halt our ongoing production activities, or could cause a delay or interruption in our release of new motion pictures and television content. A strike may result in increased costs and decreased revenue, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We face substantial competition in all aspects of our business.

We are an independent financier and producer of motion pictures. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture and television operations.

We must successfully respond to technological changes and alternative forms of delivery or storage to remain competitive.

The entertainment industry continues to undergo significant developments as advances in technologies and new methods of product delivery and storage (including the emergence of alternative distribution platforms), and certain changes in consumer behavior driven by these developments emerge. New technologies affect the demand for our content, the manner in which our content is distributed to consumers, the sources and nature of competing content offerings and the time and manner in which consumers acquire and view our content. New technologies also may affect our ability to maintain or grow our business and may increase our capital expenditures. We and our distributors must adapt our businesses to shifting patterns of content consumption and changing consumer behavior and preferences through the adoption and exploitation of new technologies. If we cannot successfully exploit these and other emerging technologies, our appeal to targeted audiences might decline which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

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Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where we distribute our products. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Litigation may also be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Our more successful and popular film or television products or franchises may experience higher levels of infringing activity, particularly around key release dates. Alleged infringers have claimed and may claim that their products are permitted under fair use or similar doctrines, that they are entitled to compensatory or punitive damages because our efforts to protect our intellectual property rights are illegal or improper, and that our key trademarks or other significant intellectual property are invalid. Such claims, even if meritless, may result in adverse publicity or costly litigation. We vigorously defend our copyrights and trademarks from infringing products and activity, which can result in litigation. We may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurance that a favorable final outcome will be obtained in all cases. Additionally, one of the risks of the film and television production business is the possibility that others may claim that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties. From time to time we are subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights (including patents) of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, require the development of alternative technology or business practices, injunctions against us, or payments for licenses or damages. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. Regardless of the validity or the success of the assertion of any such claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business involves risks of liability claims for content of material, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Piracy of films, television programs, and music could adversely affect our business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films, television content, and music into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures, television, and music content. The proliferation of unauthorized copies of these products has had and will continue to have an adverse effect on our business, because these products reduce the revenue we receive from our products. To contain this problem, we may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. We cannot assure you that even the highest levels of security and anti-piracy measures will prevent piracy.

Service disruptions or failures of the Company’s or our vendors’ information systems and networks as a result of computer viruses, misappropriation of data or other bad acts, natural disasters, extreme weather, accidental releases of information or other similar events, may disrupt our businesses, damage our reputation or have a negative impact on our results of operations.

Shutdowns or service disruptions of our information systems or networks or to vendors that provide information systems, networks or other services to us pose increasing risks. Such disruptions may be caused by third-party hacking of computers and systems; dissemination of computer viruses, worms and other destructive or disruptive software; denial of service attacks and other bad acts, as well as power outages, natural disasters, extreme weather, terrorist attacks, pandemics (such as the COVID-19 global pandemic), or other similar events. Shutdowns or disruption from such events could have an adverse impact on us and our customers, including degradation or disruption of service, loss of data, release or threatened release of data publicly, misuse or threatened misuse of data, and damage to equipment and data. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient to cover everything that could happen. Significant events could result in a disruption of our operations, reduced revenues, the loss of or damage to the integrity of data used by management to make decisions and operate our business, damage to our reputation or brands or a loss of customers. We may not have adequate insurance coverage to compensate it for any losses associated with such events.

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We are also subject to risks caused by the misappropriation, misuse, falsification or intentional or accidental release or loss of data maintained in our information systems and networks or of our vendors, including sensitive or confidential personnel, customer or vendor data, business information or other sensitive or confidential information (including our content). We maintain this information and data either on our own systems or on those of third party vendors. While we take measures to protect against unauthorized intrusion into this information, we, or the vendors we use, could experience an unauthorized intrusion. The number and sophistication of attempted and successful information security breaches have increased in recent years and, as a result, the risks associated with such an event continue to increase. If a material breach of our information systems or those of our vendors occurs, the market perception of the effectiveness of our information security measures could be harmed, we could lose customers, our revenues could be adversely affected and our reputation, brands and credibility could be damaged. Current and potential customers may become unwilling to provide the information to us necessary for them to remain or become customers. We also may be required to notify regulators about any actual or perceived data breach (including the EU Lead Data Protection Authority) as well as the individuals who are affected by the incident within strict time periods. In addition, if a material breach of our information systems occurs, we could be required to expend significant amounts of money and other resources to review data and systems to determine the extent of any breach, repair or replace information systems or networks or to comply with notification requirements. We could be subject to actions by regulatory authorities and claims asserted in private litigation in the event of a breach of our information systems or our vendors.

Our activities are subject to a variety of laws and regulations which may adversely impact our operations or, if violated, could subject us to an increased risk of litigation and regulatory actions.

Privacy. The global legal and regulatory environment governing our collection, use, storage, and transfer of personal information is complex, and continually evolving. In the ordinary course of our business, we collect and use the personal information of subscribers and potential subscribers through our websites and applications and those of third parties. Among other purposes, we use this information to engage with users, promote our programming, and monitor the use of our digital platforms. Our collection and use of personal information is governed by a number of complicated domestic and international data privacy and security laws and regulations, including but not limited to Regulation (EU) 2016/679, General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”). Complying with these and any future regulations, or related contractual or other obligations, may increase our operating costs and adversely impact our ability to market products and service customers, including through our STARZ direct-to-consumer business (which may be subject to additional consumer legal claims and increased regulation). Any actual or perceived failure to comply with these or any future regulations, or related contractual or other obligations, could disrupt our business, inhibit our ability to retain existing customers or attract new customers, lead to investigations, claims, and proceedings by governmental entities and private parties, damages for breach of contract, and other significant costs, fines, penalties, or other liabilities, as well as harm to our reputation and market position.

Internet and Other Media Operator Regulations. The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. We anticipate that several jurisdictions may, over time, attempt to impose additional financial and regulatory obligations on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting net neutrality, could decrease the demand for our service and increase our cost of doing business. Given uncertainty around these rules, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

This offering is being conducted by our officers and directors without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

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We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

Because we have not constructed our production facility, our business may not come to fruition.

We have not yet constructed a production facility to produce our projects. We do not know the exact cost of executing the development of a production facility. In the case of a higher than expected cost of execution, we will not be able to execute our business plan. If we are unable to execute the business plan, we will have to cease our operations, resulting in the complete loss of your investment. We do not have any plans to build a production facility.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to gain any significant market acceptance for our service, or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market our content and our movie studio to prospective screenwriters, producers and viewers. However, our planned business model may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our content and studio to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Because the motion picture and music industries are highly speculative and inherently risky, our motion pictures and musical productions may not be commercially successful, in which case we will not be able to recover our costs or realize anticipated profits.

The motion picture and music industries are highly speculative and inherently risky. We cannot assure you that any motion picture or musical productions we release, distribute, license, acquire or produce will be successful since the revenues derived from the production and distribution of a motion picture or music production depend primarily upon its acceptance by the public, which cannot be predicted. The revenues derived also may not necessarily correlate to the production or distribution costs incurred. A motion picture's commercial success also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Similarly, a musical production’s commercial success also depends upon the quality and acceptance of other music projects released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all the motion pictures and musical productions or other programs that we release, distribute, license, acquire or produce will not be commercially successful, resulting in costs not being recovered or anticipated profits not being realized. Additionally, forecasting film and music production revenue and associated gross profits from our films and music prior to release is extremely difficult and may result in significant write-offs.

There are significant risks associated with the motion picture industry.

The completion and commercial success of a motion picture is extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

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•	talent and crew availability,

•	financing requirements,

•	distribution strategy, including the time of the year and the number of screens on which it is shown,

•	the number, quality and acceptance of other competing films released into the marketplace at or near the same time,

•	critical reviews,

•	the availability of alternative forms of entertainment and leisure time activities,

•	piracy and unauthorized recording, transmission and distribution of motion pictures,

•	general socioeconomic conditions and political events,

•	weather conditions, and

•	other tangible and intangible factors.

All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film’s box office receipts adversely.

Domestic theatrical distribution is very competitive and dominated by major studio distributors.

Domestic theatrical distribution is very competitive. A substantial majority of the motion picture screens in the United States typically are committed at any one time to between 10 and 15 films distributed nationally by major studio distributors that can command greater access to available screens. Although some theaters specialize in exhibiting independent motion pictures and art-house films, there is intense competition for screen availability for these films as well. The number of motion pictures released theatrically in the United States also has increased in recent years, which has increased competition for exhibition outlets and audiences.

Piracy of motion pictures, musical productions, artwork, and graphic motion art including digital and Internet piracy, may decrease revenue received from the exploitation of our films, music, and digital content production.

Motion picture, musical, and digital content piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of motion pictures into digital formats, which facilitates the creation, transmission and sharing of high quality unauthorized copies of motion pictures in theatrical release, on videotapes and DVDs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free TV and the Internet. The proliferation of unauthorized copies and piracy of these products has an adverse effect on our business because these products reduce the revenue we receive from our legitimate products. Unauthorized copying and piracy are prevalent in territories outside of the U.S., Canada, and Western Europe and in countries where we may have difficulty enforcing our intellectual property rights. The U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted or, if enacted, effective. If enacted, such actions could impact the amount of revenue that we realize from the international exploitation of motion pictures, music, and digital content production depending upon the countries subject to such action and the duration and effectiveness of such action. If embargoes or sanctions are not enacted or if other measures are not taken, we may lose an indeterminate amount of additional revenue because of motion picture, music, and digital content piracy.

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We cannot predict the effect that rapid technological change or alternative forms of entertainment may have on us or on the motion picture, music, or digital content production industry.

The entertainment industry in general, and the motion picture industry in particular, continue to undergo significant changes, primarily due to technological developments, including developments in DVD formats, such as HI-DEF and Blue Ray, digital delivery including blockchain technologies. Due to rapid growth of technology and shifting consumer tastes, we cannot accurately predict the overall effect that technological growth or availability of alternative forms of entertainment may have on the potential revenue from and profitability of our film, music, and digital content. In addition, certain outlets for the distribution of motion pictures, music, and digital content may not obtain the public acceptance that is or was previously predicted. For example, while we may benefit from the rapid growth in the DVD market, we cannot be assured that such growth will continue, or that other developing distribution channels, such as video-on-demand and blockchain distribution will be accepted by the public or that, if they are accepted by the public, we will be successful in exploiting such channels. Moreover, to the extent that other distribution channels gain popular acceptance, it is possible that demand for existing delivery channels, such as DVDs, will decrease. If we are unable to exploit new delivery channels to the same extent that we have exploited existing channels, our business, results of operations or financial condition would be materially adversely affected.

Since we may require additional funds before we can complete our film and music productions our expenses may be increased, and it may take us longer to generate revenues. We have no way to predict when we will complete our film and music productions.

Since we are not generating revenues, we may need to raise additional capital through either equity or debt financings to continue operations and complete our film, music, and digital content. We have no identifiable source of such funds and cannot guarantee that any source will develop soon. General overhead and administrative costs will be incurred by us during this period, which means any delay would also increase our expenses and reduce your potential return. If we do not have an additional source of operating capital and we are unable to complete the postproduction and marketing of our film, music, and digital content our ability to continue our business will be compromised and we may be forced to either significantly curtail our operations or shut down altogether.

The distribution of our film could be affected by rating restrictions that would limit its marketability and accessibility to wider audiences, thus reducing our ability to generate revenues from its distribution.

Because our film contains mature themes, it may be subject to ratings restrictions and censorship, which would reduce our ability to commercialize our film. Certain agreements we plan to obtain, including agreements with distribution companies, may be contingent upon our film ultimately receiving a rating classification from the Motion Picture Association of America, or MPAA, that is no more restrictive than PG.

We intend to produce our film in such a manner that it will receive a PG rating. However, our film contains mature themes, and it is difficult to predict how the MPAA will classify our film. If our film is unable to obtain a rating less restrictive than PG-13, then marketing and advertising support from the distributor may be reduced, resulting in fewer distribution venues and thus a smaller audience.

In addition, censors in certain foreign jurisdictions might find elements of our film to be objectionable. We may be forced to make revisions before exhibiting Our film in these jurisdictions, further adding to our expenses. The release of Our film in certain jurisdictions may be denied regardless of revisions. These occurrences would reduce our international revenues.

We face competition for a finite amount of domestic and foreign markets from existing independent feature film production companies. Almost all of our competitors have greater financial and other resources than we have.

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of leisure entertainment. We will be competing with the major film studios that dominate the motion picture industry. Some of these companies include: News Corporation's Twentieth Century Fox; AOL Time Warner's Warner Bros. including Turner, New Line Cinema and Castle Rock Entertainment; Viacom's Paramount Pictures; Vivendi Universal's Universal Studios; Sony Corp.'s Sony Pictures including Columbia and TriStar; Walt Disney Company's Buena Vista, Touchstone and Miramax and Metro-Goldwyn-Mayer including MGM Pictures, UA Pictures, Orion and Goldwyn. We will also compete with numerous independent motion picture production companies, television networks, and pay television systems, for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Nearly all of the companies we will compete with are organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. In addition, our film will compete for audience acceptance with motion pictures produced and distributed by other companies. Our success is dependent on public taste, which is both unpredictable and susceptible to rapid change.

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In order to be competitive, we must create a motion picture of aesthetic and narrative quality comparable to the films of the major film studios that appeals to a wide range of public taste both in the United States and abroad. Also, we plan on exploiting similar methods of distribution available to motion pictures. If we are unable to effectively compete with either the smaller or larger competition, our ability to earn revenue will be compromised and we may have to cease doing business. As a result, investors in us could lose their entire investment.

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger. Our competitors could reproduce the company’s business model without significant barriers to entry.

If consumers spend less on entertainment-related goods and services, we may have difficulty generating revenues and becoming profitable.

Our business opportunities are directly dependent upon the level of consumer spending on entertainment products and other related products, a discretionary spending item. In addition, our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the entertainment market in particular may decline, which would likely have a direct effect on our ability to generate revenues.

Our success is primarily dependent on audience acceptance of our film and music productions which is extremely difficult to predict and therefore inherently risky.

We cannot predict the economic success of our motion pictures and music because the revenue derived from the distribution of our motion picture and music (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a motion picture and music also depends upon the public’s acceptance of competing films and music and the availability of alternative forms of entertainment and leisure time activities, general economic conditions, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

In general, the economic success of a motion picture and music production is dependent on its domestic theatrical performance and or licensing or direct purchase which is a key factor in predicting revenue from other distribution channels and is largely determined by our ability to produce content and develop stories and characters, music, and artwork that appeal to a broad audience and the effective marketing of the motion picture or musical score. If we are unable to accurately judge audience acceptance of our content or to have the production effectively marketed, the commercial success of the production will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that our productions will generate enough revenue to offset its distribution and marketing costs, in which case we would not receive any gross receipts for such film sales, music sales, music licensing, or digital content production sales.

The costs of producing and marketing feature films and music have steadily increased and may increase in the future, which may make it more difficult for productions to generate a profit or compete against other films and music. The production and marketing of theatrical feature films requires substantial capital and the costs of producing and marketing feature films have increased in recent years.  Similarly, the cost to market musical releases have increased in recent years. These costs may continue to increase in the future, which may make it more difficult for our productions to generate a profit or compete in the entertainment industry. Historically, production costs and marketing costs have risen at a rate faster than increases in either domestic admissions to movie theaters or admission ticket prices. A continuation of this trend would leave us more dependent on other media, such as home video, television, international markets, and new internet media for revenue.

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We compete for audiences based on a number of factors, many of which are beyond our control.

Despite a general increase in movie theater attendance, the number of animated and live-action feature films released by competitors, particularly the major U.S. motion picture studios, may create an oversupply of product in the market, and may make it more difficult for our film to succeed. Oversupply of such products may become most pronounced during peak release times, such as school holidays, national holidays and the summer release season, when theater attendance has traditionally been highest. Although we may seek to release our film during peak release times, we cannot guarantee that we will be able to release all of our films during those times and, therefore, may miss potentially higher gross box-office receipts. In addition, a substantial majority of the motion picture screens in the U.S. typically are committed at any one time to only 10 to 15 films distributed nationally by major studio distributors. If our competitors were to increase the number of films available for distribution and the number of exhibition screens remained static, it could be more difficult for us to release our film during an optimal release period.

Our film and music production budgets may increase, and film and music production spending may exceed our budget.

Our film, and music budgets may continue to increase due to factors including, but not limited to, (1) escalation in compensation rates of people required to work on our current projects, (2) number of personnel required to work on our current projects, (3) equipment needs, (4) the enhancement of existing, or the development of new, proprietary technology and (5) the expansion of our facilities to accommodate the growth of the studio. Due to production exigencies, which are often difficult to predict, it is common for production spending to exceed production budgets, and our current project may not be completed within the budgeted amounts.

Investors will have to rely entirely on the ability of our management to select suitable and successful production opportunities which makes your investment more speculative.

Because we have not yet acquired or identified any new productions that we may make, other than the film “The Man in the White Van”, we are not able to provide you with any information to assist you in evaluating the merits of any specific productions that we may make, except for productions that may be described in supplements to this offering circular. We will seek to use all the offering proceeds available for a production, after the payment of fees and expenses. However, because you will be unable to evaluate the economic merit of new productions before we produce them, you will have to rely entirely on the ability of our management to select suitable and successful production opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our management may change our targeted production guidelines at any time without the consent of our shareholders.

Our management may change our targeted production guidelines at any time without the consent of our shareholders, which could result in our making productions that are different from, and riskier than, the productions described in this offering circular. A change in our targeted productions or cost guidelines may increase our exposure to audience acceptance, negative reviews, less than favorable theatrical release dates, distributor acceptance, and entertainment market fluctuations, all of which could adversely affect the financial success of the production.

If we do not successfully obtain a completion bond on the entertainment properties

We expect the entertainment production budgets to be significantly smaller than that of a typical entertainment industry project, with that said our CEO may or may not obtain a completion bond for the production. If the Company does not obtain a completion bond there is a risk that the entertainment production may not be completed. This could involve considerable time and expense and may significantly delay or prevent the achievement of our business objectives and adversely impact the ability of our CEO to successfully manage our operations and our portfolio production projects.

Our entertainment property may not succeed if it receives unfavorable reviews.

The financial success of our entertainment property, in large measure, depends on the reaction of the public, which is often influenced by professional reviewers or critics for newspapers, television and other media. It is impossible to judge in advance what the reaction of these reviewers and critics will be to the entertainment property. To the extent that our entertainment property receives unfavorable reviews from these reviewers and critics, its chances of success may be substantially diminished.

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Our entertainment film and music productions will be subject to the risks associated with its distribution.

The success of any distribution activities will depend on a number of factors over which our management will have little or no control. Even if our entertainment property is sold in all territories (both domestic and foreign), there can still be no assurance that our entertainment property will succeed on an economic level. Distribution agreements give a distributor significant flexibility in determining how the entertainment property will be exhibited. No assurance can be given that a distributor will not limit the entertainment property’s run, limit the territories in which the entertainment property is exhibited or otherwise fail to actively promote the entertainment property to the public. Any such action by the distributor could have a material adverse effect on the economic success of the entertainment property and revenues received.

We may not be able to attract distributors, which could significantly harm the Company’s business.

Currently we do not have distribution for our entertainment property, but it is our plan to arrange for said distribution. Yet no assurance can be given that an agreement with any distributor will ever be entered into or, if entered into, it will be on terms advantageous for us. If we are unable to attract distributors to distribute our entertainment property we may distribute our entertainment properties through other alternative means of distribution. This may have a material adverse effect on the economic success of the entertainment property and revenues received.

Our entertainment property may infringe the intellectual property rights of others, and resulting claims against the Company could be costly and require the Company to enter into disadvantageous license or royalty agreements.

Although we expect all entertainment properties to be an original work, third parties may claim that the entertainment property infringes on their intellectual property rights. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could be time-consuming, result in costly litigation, divert resources and management’s attention, cause production delays or require the us to enter into royalty or license agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event of a successful claim of infringement against us and our failure or inability to license the infringed rights, our business, operating results and financial condition would be materially and adversely affected. Even if a claim of infringement against us is unsuccessful, legal fees incurred in defending the infringement claim likely would cause material harm to us and our financial condition, and reduce the amount of net proceeds and cash available for distribution to investors.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

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There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has no revenue for the year ended December 31, 2022. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Risks Related to Our Productions

Entertainment and tax credit loans for our productions could be subject to reduction or discontinuance, changes in laws that increase production expenses or limit tax reimbursement, or changes in regional or local economic conditions specific to entertainment industry segments which could result in losses to us.

In the event of cost overruns or exigencies, the company may need to obtain a GAP Loan (mezzanine debt financing where the company wishes to complete the production by securing a loan against unsold territories) and/or tax credit loans secured by state tax credit rebates. These loans are subject to risks and terms. The ability of the company to repay a loan secured by state tax rebate or credit typically is dependent primarily upon the successful operation and revenues of the entertainment production rather than upon the existence of independent income or assets of the company. If the state tax rebates or credit is reduced or discontinued, the company’s ability to repay the loan may be impaired and can be affected by, among other things: changes in laws that increase production expenses or limit tax reimbursement that may be awarded, changes in national, regional or local economic conditions and/or specific entertainment industry segments, declines in regional or local real estate values, and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

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Our majority-owned subsidiaries will be subject to the specific risks relating to the particular subsidiary.

A significant portion of our portfolio may consist of majority-owned subsidiaries owning entertainment assets. Such investments may be subordinate to debt financing. We may have rights to receive a preferred economic return with respect to these investments. These investments will involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary. To the extent these investments are subordinate to debt financing, they will also be subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

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Declines in the market values of our assets may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets may be classified for accounting purposes as “available -for sale.” These assets are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available- for sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets’ declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our assets i.e., productions may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those assets that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the assets by ratings agencies.

Some of our production assets will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these assets.

Some of our production assets may be in the form of complete or in-progress productions that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of production assets that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these production assets on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these production assets are materially higher than the values that we realize upon their disposal.

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Competition with third parties in acquiring and originating film and media productions may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of production assets with many other companies, other production companies, film distributors, video and film and music aggregators  many of may have greater resources than us. We may not be able to compete successfully for film and music production. In addition, the number of entities and the amount of funds competing for suitable film, music, and new media projects may increase. If we pay higher prices for productions, our returns will be lower, and the value of our assets may not increase or may decrease significantly below the amount we paid for the production. If such events occur, you may experience a lower return on your investment.

If we overestimate the value or income -producing ability or incorrectly price the risks of our productions, we may experience losses.

Analysis of the value or income- producing ability of an entertainment property is highly subjective and may be subject to error. Our management will value our potential film, music, and new media productions based on yields and risks, considering estimated future losses on the entertainment and tax credit loans and production cost, and the estimated impact of these losses on expected future cash flows and returns. If we underestimate the risks relative to the price we pay for a particular production, we may experience losses with respect to such production.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

We are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Changes in the Economy Could Have a Detrimental Impact on the Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Our management has a limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of Universal Systems, Inc. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in the entertainment industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the entertainment industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as an ongoing concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to develop and produce new projects to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically our CEO, Andrew Lane. We have an Employment Agreement in place with Mr. Lane. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Our key employee, Mr. Andrew Lane has limited experience in the entertainment industry.

Our Chief Executive Officer, Mr. Lane, has limited experience in the entertainment industry. For this reason, he may have difficulty in establishing and running an entertainment production business, including acquiring projects, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising our employees. While the Company plans to hire trained staff and consultants who will be able to oversee the financing and production of motion pictures, there is no assurance that Mr. Lane will be able to manage them.

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We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of producing motion pictures. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established movie studios. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the entertainment industry.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

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•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Critical Solutions, Inc, through its ownership of the Company’s Special 2021 Series A Convertible Preferred Stock, can effectively control the Company

Critical Solutions, Inc. (OTC: CSLI) (“Critical Solutions, Inc.”), is the owner of all of the outstanding shares of the Company’s (100) One Hundred Special 2021 Series A Preferred Stock. Critical Solutions, Inc. is controlled through by the Company’s CEO, Samuel Barraza. Special 2021 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Samuel Barraza and Critical Solutions, Inc. possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Critical Solutions, Inc. ownership and control of Special 2021 Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Critical Solutions, Inc. ownership and control of the one hundred (100) Special 2021 Series A Preferred gives it the control of 60% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Washington General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 102 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Because directors and officers currently and for the foreseeable future will continue to control Universal Systems, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Universal Systems, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Universal Systems, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Legal Restrictions

1. We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002. As a reporting company we are required, pursuant to Section 404 of the Sarbanes- Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have enough employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

2. We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

3. State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares. Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. If a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

4. We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders. Our amended Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of common stock, of which 286,059,052 shares are issued and outstanding as of December 31, 2022. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

5. Investors may incur immediate and substantial dilution because of purchasing shares. The issue price of the shares may be substantially higher than the net tangible book value per share of the outstanding shares. Therefore, purchasers of shares may experience immediate and substantial dilution and our existing shareholders may experience a material increase in the net tangible book value per share of the shares they own.

6. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

7. Our Certificate of Incorporation authorizes us to issue up to 102 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are 100 shares of Special 2021 Series A Preferred stock issued and outstanding. However, the 100 shares of Special 2021 Series A Preferred Stock shall have super voting rights equal to 60% of the outstanding common shares at all stockholders’ meetings for all purposes. Currently there are 2 shares of Special 2021 Series B Preferred Stock authorized but not issued.

Risks Relating to this Offering

1. Investors cannot withdraw funds once invested and will not receive a refund. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to UNIVERSAL SYSTEMS, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

2. Our Chairman of our Board of Directors, and CEO, Andrew Lane, our Vice President, Robert E. Munck and our Chief Technical Officer, Alessandro Patti has limited prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment. Mr. Lane, Mr. Munck, and Mr. Patti have limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

3. There has been limited prior market for the shares, so there may be no liquidity in the market for the shares and the price of the shares may fall. As there has been limited prior public trading in the Group’s Common Shares, there can be no assurance that an active market for the shares will develop or, if developed, that such market will be sustained. The share price has been determined after taking into consideration a few factors including, but not limited to, our prospects, the market prices for shares of companies engaged in related businesses like ours and prevailing market conditions.

4. The Offer Shares may not be a suitable investment for all investors. Each prospective investor in the shares must determine the suitability of that investment considering its own circumstances. Each prospective investor should:

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•

have sufficient knowledge and experience to make a meaningful evaluation of our Company and our businesses, the merits and risks of investing in the shares and the information contained in this Information Statement.

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of our particular financial situation, an investment in the shares and the impact the shares will have on our overall production capability.

•

have sufficient financial resources and liquidity to bear all the risks of an investment in the shares, including where the currency for purchasing and receiving dividends on the shares is different from the potential investor’s currency.

•	understand and be familiar with the behavior of any relevant financial markets; and,

•

be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect our investment and our ability to bear the applicable risks.

The market price of securities can and does fluctuate. The shares have not been publicly traded and the relative volatility and illiquidity of the securities market may substantially limit an investor’s ability to sell the shares at a suitable price or at a time they desire which may result to an investors’ investments in our Company to decline. The market price of securities can and does fluctuate, and it is impossible to predict whether the price of the Common Shares will rise or fall or even lose all its value. The market price of Common Shares could be affected by several factors, including:

•	general market, political and economic conditions.

•	changes in earnings estimates and recommendations by financial analysts.

•	changes in market valuations of listed shares in general and other retail shares.

•	the market value of the assets of our Company.

•	changes to Government policy, legislation or regulations; and,

•	general operational and business risks.

In addition, many of the risks described elsewhere in this Information Statement could materially and adversely affect the market price of the Common Shares. In part because of the global economic downturn, the global equity markets have experienced price and volume volatility that has affected the share prices of many companies. Share prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may adversely affect the market price of the Common Shares.

5. Our limited operating history with our current business lines makes it difficult to evaluate our current and prospects and may increase the risk associated with your investment.

We have a limited operating history with our current business lines. Consequently, our operations are subject to all the risks inherent in the establishment of new business lines in industries within which we are not necessarily familiar. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our common stock could decline. As such, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history in our current business lines or operated in a more predictable market.

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6. Conflict of Interest

The Company is subject to various potential and actual conflicts of interest arising out of its relationship with its President and/or affiliates of the Company: transactions with affiliates of the President of the Company and/or such other persons and entities; the payment of substantial sums from the proceeds of this offering to such affiliates; and, competition for the time and services of the President, agents, employees, and affiliates with other projects or businesses that they run.

7. Dealings with the Company

The CEO controls the business and affairs of the Company. Consequently, the CEO will be able to control the CEO’s own compensation and to approve dealings, if any, by the Company with other entities with which the CEO is also involved. Furthermore, the CEO controls the majority of the voting power in the Company. Although the CEO intends to act fairly and in full compliance with his fiduciary obligations, there can be no assurance that the Company will not, because of the conflict of interest described above, sometimes enter arrangements under terms less beneficial to the Company than it could have obtained had it been dealing with unrelated persons.

8. Limitation of Liability of the Officers and Directors

To the maximum extent allowed by law, the Officers and Directors will have limited liability for breach of fiduciary duty and for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transactions from which the Officers or Directors derived an improper personal benefit.

9. Exclusive Selection of Forum in the Bylaws

Our corporate bylaws provide that unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims, as defined in the Bylaws, may be brought solely and exclusively in the District Court, Sheridan County, Nevada (or, if such court does not have jurisdiction, the United States Court for the District of Nevada). “Internal Corporate Claims” are defined as claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty owed by a current or former Director or officer or stockholder in such capacity or (ii) as to which the WCC confers jurisdiction upon the District Court. Please read our bylaws carefully in connection with this risk factor.

Please note that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act and Exchange Act, but there is uncertainty as to whether a court would enforce such provisions in this context.

You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

The aforementioned forum selection provisions may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

RISKS RELATED TO OUR CORPORATE OPERATIONS

We have a limited operating history under the current business plan and may never be profitable.

Since we have a limited operating history following the implementation of the current business plan, it is difficult for potential investors to evaluate our business. We expect that we will continue to need to raise additional capital to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

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RISKS RELATED TO THIS OFFERING AND THE MARKET FOR OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined.

Our management has determined the number of shares to be offered by the Company, and the price at which those shares are to be offered. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity, and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the world-class yacht sales industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is not currently traded on any exchange but is quoted on OTC Markets Pink marketplace under the trading symbol “UVSS.” There is a limited trading market for our common stock. There is no guarantee that any significant market for our securities will ever develop. Further, state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

●	actual or anticipated variations in our quarterly operating results or dividends;

●	changes in our funds from operations or income estimates;

●	publication of research reports about us

●	changes in market valuations of similar companies;

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●	adverse market reaction to any additional debt we incur in the future;

●	additions or departures of key management personnel;

●	actions by institutional stockholders;

●	speculation in the press or investment community;

●	the realization of any of the other risk factors presented in this offering circular;

●	the extent of investor interest in our securities;

●	investor confidence in the stock and bond markets, generally;

●	changes in tax laws;

●	future equity issuances;

●	failure to meet income estimates; and

●	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and the trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, a limited number (less than 5) persons beneficially own and control a significant portion of the public float of the Company, consisting of more than 286,049,052 shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Our shares are considered to be a “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, if our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

Special Risks for Investors Who Acquire More Than 20% of the Equity Interests

Such Investors May Be Subject to the Bad Actor Provisions of Rule 262 of Regulation A, Rule 262 pertains to Investors (“covered persons”) who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such Investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: a) disclose such events to other Investors (if they occurred before June 19, 2015); or b) own less than twenty percent (20%) of the voting (equity) Interests in the Company (if they occurred after June 19, 2015), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Investors, securities violations, fraud, or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting interests in the Company (or ensure that the Interests they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects, and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

●	general volatility of the capital and credit markets and the market price of our common stock;

●	exposure to litigation or other claims;

●	loss of key personnel;

●	the risk that we may experience future net losses;

●	risks associated with breaches of our data security;

●	failure to obtain necessary outside financing on favorable terms, or at all;

●	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all the shares of our common stock that they hold;

●	risks associated with the market for our common stock; or

●

any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements because of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements because of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. Considering these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether because of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates, and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, the fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

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DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns.

Purchasers of our common stock in this offering will experience immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price, as evidenced below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Calculation for full dilution
per share
	1/24/23
Total Assets	0
Less: Intangible Assets	0	includes Goodwill and Intangibles
Fixed Net Asset Value	0
Less: Liabilities	-8,120
Less: Restructuring Costs	0	none known
Net Tangible Book Value	-8,120

Shares Outstanding		Share Value
Common	246,049,052
Common issued after 12/31/21	40,000,000
Preferred	0
Total Outstanding	286,049,052	-0.000028387

Shares to be Issued	240,000,000
Outstanding After Issuance	526,049,052

Cash from Offering	450,000
Net Tangible Book Value Prior	(8,120)
Adjusted Tangible Book Value	441,880	0.0008399977118
Increase after offering w/cash		0.008683844516

Share Value without Cash		-0.000028387
Increase after offering w/o cash		-0.00868384

Assuming completion of the maximum offering amount, there will be a total of 526,049,052 outstanding shares of common stock, Kindly review the calculations below. The following table illustrates the per common share dilution as of December 31, 2022, which may be experienced by investors on a fully diluted basis.

Please note that all the calculations are made based on the financial statements of UVSS.

Type of Stock	Issued and Outstanding shares	Number of shares on as if converted basis
Common Stock	286,049,052	286,049,052
Preferred A
Special 2019 Series A Preferred	100	100

Total Outstanding Shares on “as if converted” basis prior to the Offering	286,049,152	286,049,152

Maximum offering Amount	240,000,000	240,000,000

Total Outstanding Shares on “as if converted” basis following the Offering assuming completion of the maximum offering amount.	526,049,152	526,049,152

Further Dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, including through the sale of securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in dilution to our stockholders, including investors purchasing our common stock in this offering.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, in descending order, over an approximate 12-month period, assuming the entire amount of offered shares is sold.

Capital Sources and Uses

		If 100% of the offering is raised	If 75% of the offering is raised	If 50% of the offering is raised	If 25% of the offering is raised
Gross offering Proceeds		$450,000	$337,500	$225,000	$112,500

Use of Proceeds:

Project-1
a)	Film Development and Production	$205,000	$153,750	$102,500	$51,250
b)	Professional Fees	$20,000	$20,000	$20,000	$15,000
c)	Salaries	$105,000	$73,750	$52,500	$21,250
d)	Public Company Expenses	$50,000	$37,500	$15,000	$12,500
e)	Brand Development, Merchandising, Marketing	$40,000	$30,000	$20,000	$5,000
f)	Working Capital	$30,000	$22,500	$15,000	$7,500

	Total	$450,000	$337,500	$225,000	$112,500

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In the event the Company does not sell all shares offered hereby, it intends to reduce the allocation to working capital. Once no proceeds are available for allocation to working capital reserves, the Company intends to proportionately reduce the amount of proceeds allocated to each other category above, which are listed in order of priority.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service, and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

The Company

The Company’s purpose is to create, develop, and produce a library of digital media assets (film, video, music, motion graphics, and artwork) costing from $50,000 to $5 million dollars for the entertainment, sports, healthcare, and publishing industries. The digital media assets can be distributed via traditional distribution channels i.e., movie theatres, cable tv, satellite tv, radio, websites. We expect to use all the proceeds from this offering in the development and productions to include motion pictures, musical soundtracks and productions, motion graphics, website development, and artwork.

The Company is focused to being a premium creator of film, video, and music that can be used in traditional theatrical, pay per view, subscription-based film channels, cable channels. The Company is primarily a content developer and media production company and therefore relies on our distribution partners to implement and program the technology platforms that distribute the content. We may also create joint ventures to further the potential of revenues through acquisitions and partnerships.

While the Company is still considered an early stage emerging growth company, the Company has entered into agreements for production and casting of multiple projects through its parent company, Critical Solutions, Inc. Most notably the Company has been sub-contracted to provide casting for the feature film entitled “Man in the White Van” with executive producers, Garrison Film and Legion M Productions. Our CEO, Andrew Lane, has been name with Barry Coffing as Music Supervisors for the film. Additionally, the Company has also been contracted via Critical Solutions, Inc. to produce the original soundtrack for “Man in the White Van” which will consist of 8-12 original songs. Both casting and music production contracts have been assigned to the Company from Critical Solutions of the soundtrack, videos, artwork, and derivatives and to receive residual revenues from these production assets. It is anticipated that the Company will provide develop additional marketing and promotional materials for the soundtrack release.

The film project, “Man in the White Van” exemplifies the Company’s core business model to create and produce original digital content i.e., musical film videos, music scores, music singles, music albums, and musical stems. The Company intends to continue to create digital media assets and retain all or a portion of ownership of the assets that can be monetized over time.

The Company derives its short-term revenues (launch of project to 2 years) from the following:

1.	Film production services – filming, location, casting, craft services, promotional services for projects, streaming payouts, ad revenue payouts, and theatrical release monies.
2.	Musical production services – recording, artist recruitment, mixing, mastering, artwork, and distribution, streaming payouts, MCN (multi-channel music payouts)
3.	Artwork/Graphic Design
4.	Production Management
5.	Consulting of Film and Music Distribution

Note: Multi-channel networks (MCNs) are organizations that work with video platforms such as YouTube to offer assistance in areas such as "product, programming, funding, cross-promotion, partner management, digital rights management, monetization/sales, and/or audience development", usually in exchange for a percentage of the AdSense revenue from the channel.

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The Company intends to derive its long-term revenues (2-20 years) from the following:

1.

Film Residuals – feature films and short films can garner long term residual revenues from the royalties paid when a film is passed on to streaming services, network television, or advertising supported television and cable services.

2.	Music Videos- MCN (multi-channel music payouts) such as Studio 7, Create Music, Artlist, and Epidemic Sound
3.	Performance Royalty Organizations (PROs)– Pro (Performance Royalty Organizations) such as BMI, ASCAP, SEASAC
4.

Streaming aggregators: The best music aggregators of 2021 / 2022 are Soundrop, Routenote, Bandcamp, Amuse, United Masters, Symphonic, Tunecore, Distrokid. Some of these Distribution platforms have no yearly fees and no sign-up fees. For launch of music onto Spotify, Apple Music, YouTube Music, Amazon Music, and Soundcloud

5.	SR (Sound Recording Royalties) Master Royalties via services such as Distrokid, Create Music, Universal Ingrooves, Sony Orchard, Warner ADA, and Soundcloud
6.	Long-term consulting revenues from client engagements that will pay a percentage of the overall revenues over time versus paying all upfront fees.

It is important to note that the company recently closed its division and efforts pertaining to web3, NFT, and blockchain content distribution and will not be pursuing MOUs or LOIs with entities that utilize those technologies. Furthermore, the company is no longer supporting www.thedailycrypto.io. As such, the company has resolved to cancel MOUs (Memorandums of Understanding) with the following: SeeMYNFT.page, 2B3D, LLC, NFT-VIP, LLC, and Infinite Auctions, LLC.  The Company will stay focused to proven, traditional methodologies such as theatrical release, pay per view, DVD, and television for film and music productions.

Our principal executive offices are located at 30 N Gould Street, Suite N, Sheridan, WY 82801

The Company is currently authorized to issue a total of 1,000,000,000 shares of Common Stock with a par value of $0.001 and 100 shares of Special 2021 Series A Preferred Stock with a par value of $0.001 and 2 shares of Special 2021 Series B Preferred Stock with a par value of $.001. Out of the 102 shares of Preferred Stock, the following series of Preferred Stock are designated as of the date of this offering:

●

100 shares of Special 2021 Series A Preferred Shares with a par value of $.001. The Special 2021 Series A Preferred Shares shareholder is entitled to 60% of all votes, but not limited to common stock, preferred stock, (including on an as converted basis) entitled to vote at each meeting of shareholders of the Corporation with respect to all matters presented to the stockholders of the Corporation for their action or consideration.

●	2 shares of Special 2021 Series B Preferred Stock with a par value of $.001 with conversion rights of 4.9% of common stock out standing with no voting rights.

Employees

The Company has 3 full-time employees.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guaranteed contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

DESCRIPTION OF PROPERTY

The Company leases no property and all employees work remotely.

The Company additionally plans to lease and/or own all real property reasonably necessary in connection with its business.

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LEGAL PROCEEDINGS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol UVSS. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

As of the date of this offering circular, we had approximately 150 record holders of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

General

Although we were organized as a Washington corporation in 2003, only the financial statements and operations following the Acquisition Agreement dated July 22,2021 (the “Acquisition Agreement”) are relevant for the Company and applicable to its current business strategy.

As of the date of this offering circular, we have not entered any arrangements creating a reasonable probability that we will acquire a specific property or other assets. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for acquisition of properties and other assets.

Results of Operations

As of the date of this offering circular, we ended the quarter ending December 31, 2022 with an accumulated deficit of $1,446,049.00 at the end of the quarter.

Operating Results

We intend to operate on a fiscal year basis from January 1 to December 31 and report for tax purposes on a fiscal year basis.

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

The Company currently has no material commitments for capital expenditures.

Plan of Operations

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PLAN OF DISTRIBUTION

We are offering up to 30,000,000 units consisting of 3 shares of our common stock valued at $.015 on a “best efforts” basis, for a total of up to $450,000 in gross offering proceeds, assuming all securities are sold.

The minimum investment for any investor purchasing shares from the Company is $1,000.00, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum investment amount for any investor purchasing shares from Selling Securityholders.

There is no minimum aggregate offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the offered shares. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular. There will be no refunds.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, the Company’s common stock is quoted on the OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or earlier terminated by the Company. The Company may terminate this offering at any time.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. The shares of Selling Securityholders will be sold by our directors and executive officers subject to full compliance with applicable securities laws.

Our directors and executive officers will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares (whether the shares offered by the Company or the shares offered by Selling Securityholders) will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●

the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this circular, we have not entered any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this circular as appropriate.

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All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from a request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company. In various states in the United States, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

OTC Markets Considerations

The OTC Markets is separate and distinct from the NASDAQ stock market or other national exchange. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ and other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on NASDAQ or other exchanges. Trading activity, in general, is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held	Age	Date first elected or appointed	Approximate hours per week for part-time employees
Andrew Lane	Chairman, CEO	37	10/20/2020
Robert E. Munck	Vice President, Director	79	10/20/2020
Allesandro Patti	Chief Technical Officer	46	06/10/2022

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Chairman and CEO of UVSS – Andrew Lane

Billboard winning music producer, Andrew Lane, is a pop/hip-hop/R&B songwriter and record producer who was born and raised in San Diego, CA. Andrew has worked with artists such as the Backstreet Boys and Irene Cara, T O-town, Snoop Dogg’ Cash money Label (Nicki Minaj, Drake, Lil Wayne) and many others. As a producer and songwriter, he has received gold and platinum accreditations for his work with R&B artists Speech, Keith Sweat, and Alsou. He produced and wrote songs for Universal, Elektra. and EMI."Solo" was performed by Russian pop star Alsou and was released on Universal Music Russia. It became Russia’s highest selling single of 2000. Andrew produced and co-wrote the song “Don’t Even Try” in 2003, which was used in the Disney movie, Pixel Perfect, and became part of the soundtrack that charted for several weeks on the Billboard Top 200. Andrew moved back to Los Angeles In 2006, where he worked on the music for High School Musical and on Hannah Montana soundtracks. He produced and mixed B5’s version of “Get Your Head in the Game” which sold over 4.7 million copies. Andrew discovered and produced the Clique Girls in 2007, who landed a record deal with Interscope Records. He has 11 songs featured in the film, Bring It On (Fight to the Finish). He has also worked with such artists as Kelly Rowland and Michelle Williams of Destiny’s Child, Static, (rapper/producer) and companies such as Cash Money Records, Japan Warner Music Group, Capitol Records, Warner ADA and Lost Coast Sound. Andrew Lane has a client list that has sold over 50 million records. He has also developed many notable artists such as Becky G, Ross Lynch, and Blake Michaels and is also responsible for developing social media stars like Carson Lueders and Jordyn Jones as well as many finalists on American Idol and The Voice. Andrew Lane Music supervised the film Next Level, produced by Kristi Kaylor/The Loft Entertainment. He also produced the soundtrack and wrote the music for the film. Next Level is a dance/performance movie starring a cast of top Gen Z actors, singers and dancers with a collective social media reach of over 40 million people. Talent includes; Lauren Orlando, Emily Skinner, Brooke Butler, Hayden Summerall, Chloe East, Ellaorse Kaylor and Will Simmons. The movie hit the theaters in the Summer of 2019.

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Vice President of UVSS - Robert E. Munck

Mr. Munck has national experience in the day-to-day operations of purchasing, structuring, and selling real estate and high-tech equipment asset backed securities in various underlying conformity and quality to the investment banking and private hedge fund community. He has proficient knowledge in the management of risk analysis, credit and underwriting, due diligence, and quality control on a departmental and on a transaction, basis generating superior results, while maintaining high-targeted profit margins. Mr. Munck has over 30 years of experience in the financing, credit, and hedge fund industries, including 7 years as a managing director of First City Bancorp. January 2007 to May 2013, 5 years as a managing director of Great Western Home Loan from December 2001 to December 2006 and 3 years as Director of Acquisitions from January 1998 to November 2001. Mr. Munck has been responsible for developing and negotiating private banking, hedge funds, and private capital and assets-based funding. He has transacted and negotiated as much as $200 million annually. His history of developing and negotiating with investor’s instruments (A credit enhancement, AA, AAA) for corporate bonds, asset-backed securities, and private placements. Mr. Munck has been responsible for developing and negotiating Private Banking, Hedge Funds and Private Capital and Assets Based Funding. He has transacted and negotiated over $200 million annually.

Chief Technical Officer of UVSS – Alessandro Patti

As CTO and Founder of AGP Solutions, Alex has repeatedly been brought in to solve enterprise class IT infrastructure challenges using cutting edge technology, industry best practices and outstanding communication skills. Alex seamlessly bridges the gap between business and technical teams, effectively able to translate IT to business speak. An overview of Alex’s clients include Star Management Services (led global IT startup during growth of company from 200 employees to 4,000+), Mauser Corporation USA, West Corporation/InterCall (following multiple M&As, built a smarter supportable, scalable, resilient, global IT environment, now the company baseline), E&S Foods, AGT Intl., CIT, AIS Systems, ATS GROUP LTD, 4-D Security, 3i-Mind Inc., Custodia Group NL CoActive Marketing Group, and Terra Tech Corp. He has also held permanent IT leadership, system administrator, and exchange engineering roles within MKTG, INC.; Citigroup, Microsoft Consulting Services, GE Consulting Group, and Chubb Computer Services.

To date, Alex has consulted and worked closely with dozens of Blockchain and data-mining operations to achieve similar best in class results; bringing decades of best practice and innovative solutions to this rapidly maturing industry.

Conflicts of Interest

Andrew Lane

At the present time, the Company does not foresee any direct conflict between either Mr. Lane’s other business interests and his involvement in the Company.

Andrew Lane has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Robert E. Munck

At the present time, the Company does not foresee any direct conflict between either Mr. Munck’s other business interests and his involvement in the Company.

ROBERT E. MUNCK has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Alessandro Patti At the present time, the Company does not foresee any direct conflict between either Mr. Patti’s other business interests and his involvement in the Company.

ALLESANDRO PATTI has not been the subject of the following events in the past 10 years:

(1) He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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Term of Office

Our directors are appointed until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since the beginning of their appointment until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors.

Name	Position	Cash Compensation*	Other Compensation*	Total Compensation*

The officers and directors have not been compensated to this point.

Following this Offering the compensation of the officers and directors is expected to be as follows:

Name	Position	Cash Compensation*	Other Compensation*	Total Compensation*

The officers and directors will not be compensated from the Public Company.

*Subject to the completion of the Offering. Each of the directors and officers is entitled to the year-end bonus subject to the Board’s discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Circular, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

51

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 30 Gould Street, Suite N,Sheridan, WY 82801

Name of Officer/Director or Control Person	Affiliation with Company	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Andrew Lane	Officer/Director	10,000,000	Common	3.5%
Richard Munck	Officer/Director	10,000,000	Common	3.5%
Alessandro Patti	Officer/Director	10,000,000	Common	3.5%

52

Regardless of the success of this offering, our officer and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue to control the Company after the offering, investors are unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in the value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

TRANSACTIONS WITH RELATED PERSONS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stephen Mills, Attorney at Law will pass on the validity of the common stock being offered pursuant to this offering circular.

DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 1,000,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 102 shares of preferred stock, $0.001 par value per share.

53

The voting power distribution as of the date of this Circular can be illustrated as follows:

Class of Shares	Number of Outstanding Shares	Voting Power	Proportion Of The Voting Power
Common	286,049,052	286,049,052	40%
Series A Preferred
Special 2021 Series A Preferred	100	100	60%
Special 2021 Series B Preferred	2	0	0
Total	286,049,152	286,049,152	100%

Under Washington law, our stockholders generally are not personally liable for our debts and obligations solely because of their status as stockholders.

Common Stock

All the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all the shares of our common stock have equal rights as to earnings, assets, dividends, and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all the votes cast in the election of directors.

Under both Washington Law, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast the votes on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters.

54

Common Stock

The designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the Preferred Stock may be established from time to time upon the approval by the Board of Directors of the Company.

Out of the 1,000,000,000 shares of Common Stock authorized:

286,049,052 are currently issued and outstanding..

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 526,049,052 shares of our common stock. Of these shares, the 240,000,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The current public float is 76,836,847 and the 209,212,205 of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock.” For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

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AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules, and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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UNIVERSAL SYSTEMS INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022

and DECEMBER 31, 2021

F-1

UNIVERSAL SYSTEMS INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and December 31, 2021

(Unaudited)

Pages

1)	Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021.	F-3

2)	Consolidated Statements of Operations for the Year ended December 31, 2022 and December 31, 2021.	F-4

3)	Consolidated Statements Cash Flows for the Year ended December 31, 2022 and December 31, 2021.	F-6

4)	Consolidated Statements of Changes in Stockholders’ Equity for the Year ended December 31, 2022 and December 31, 2021.	F-5

5)	Notes to Consolidated Financial Statements.	F-7 thru F-11

6	Exhibits

7	Signatures

F-2

UNIVERSAL SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED
	December 31, 2022	December 31, 2021
ASSETS

Current assets
Cash	$35,175	$-
Total current assets	35,175	-

Total Assets	$35,175	$-

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$8,120	$-
Total current liabilities	8,120	-

Total liabilities	8,120	-

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 100 shares authorized; 100 shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized; 286,049,052 and 246,049,052 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	286,049	246,049
Common stock to be issued	20,000	-
Additional paid-in capital	1,990,000	1,200,000
Accumulated deficit	(2,268,994)	(1,446,049)
Total Stockholders' Equity	27,055	-

Total Liabilities and Stockholders' Equity	$35,175	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

UNIVERSAL SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Years Ended
	December 31, 2022	December 31, 2021

Revenue	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating Expenses
General and administrative	822,945	8,120
Total Operating Expenses	822,945	8,120

Other Income (Expense)
Total Other Income (Expense)	-	-

Loss before Income Taxes	(822,945)	(8,120)

Provision for Income Tax	-	-

Net Loss	$(822,945)	$(8,120)

Loss per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	275,019,640	246,049,052

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

UNIVERSAL SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Year Ended December 31, 2022
UNAUDITED

	Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2021	100	$-	246,049,052	$246,049	-	$-	$1,200,000	$(1,446,049)	$-

Common stock issued for services	-	-	40,000,000	40,000	-	-	756,000	-	796,000

Sale of common stock	-	-	-	-	20,000,000	20,000	34,000		54,000

Net loss	-	-	-	-	-	-	-	(822,945)	(822,945)

Balance - December 31, 2022	100	$-	286,049,052	$286,049	20,000,000	$20,000	$1,990,000	$(2,268,994)	$27,055

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

UNIVERSAL SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
	December 31, 2022	September 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(822,945)	$(8,120)
Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	796,000	-
Changes in Operating Assets and Liabilities:
Increase (Decrease) in accrued liabilities	8,120	8,120
Net Cash Used in Operating Activities	(18,825)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from sale of common stock	54,000	-
Net Cash Provided By Financing Activities	54,000	-

Net (Decrease) Increase in Cash	35,175	-

Cash - Beginning of the Period	-	-

Cash - End of the Period	$35,175	$-

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-6

 UNIVERSAL SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ending December 31, 2022, AND 2021

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

On April 16th, 2021, Benjamin Berry was appointed the Court Appointed Custodian/Receiver of Universal Systems, Inc., by the Clark County Superior Court of Washington by Case Number 2120043106.

Previously, Universal Systems, Inc., (the “Company”) formerly known as Berry Shino Securities of Washington, Inc., changed its name to New Century Industries, Inc. On July 21st, 2003, Berry Shino Securities of Washington, Inc., changed its name to New Century Industries, Inc. On October 27th, 2003, the New Century Industries, Inc., changed its name to New Century Metals Corporation. On November 18th, 2003, New Century Metals Corporation changed its name to Universal Systems, Inc., and began focusing its operational efforts as a full-service wastewater treatment service provider for the oil industry.

On July 22nd, 2021 Benjamin Berry resigned, and Andrew Lane was appointed as President/CEO of the Company.

On July 22nd, 2021, MKH Ventures, LLC., a Nevada Limited Liability Company, entered into an agreement with Synergy Management Group, LLC, a Wyoming Limited Liability Company for the acquisition of Universal Systems, Inc., a Washington Corporation, in exchange for one hundred (100) Special 2021 Series A Preferred Shares, and 60% super voting rights of Universal Systems, Inc.

On September 15th, 2021, as part of the consolidation of assets of MKH Ventures, LLC., Critical Solutions, Inc., was assigned one hundred (100) Special 2021 Series A Preferred Shares, and 60% super voting rights of Universal Systems, Inc.

On September 21st, 2021, Universal Systems, Inc., filed an amendment with the State of Washington, pursuant to Washington CORP § 307 for the creation of 100 shares of Special 2021 Series A Preferred stock shares, and 2 shares of Special 2021 Series B Preferred stock shares. The Special 2021 Series B Preferred shares are only authorized, have not been issued, and are not currently outstanding.

The Company currently has no operations.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  All intercompany transactions have been eliminated.

F-7

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2022 and December 31, 2021, the Company had $35,175 and $0 in cash and $27,055 in working capital at December 31, 2022 and $0 in working capital at December 31, 2021. For the year ending December 31, 2022 and 2021, the Company had a net loss of $822,945 and $8,120, respectively. Continued losses may adversely affect the liquidity of the Company in the future.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities.  ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available.  The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-8

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of the nine months ended September 30, 2022, and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on September 30, 2022, and 2021, respectively. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

F-9

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method like the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-10

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational, and regulatory risks, including the potential risk of business failure.

The Company has entered no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 4 - EQUITY

During the year ending December 31, 2022, the Company issued 40,000,000 shares of common stock for services, valued at $796,000.

During the year ending December 31, 2022, the Company sold 20,000,000 shares of common stock for aggregate proceeds of $54,000. As of December 31, 2022, the shares have not been issued.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

F-11

CERTIFICATION

I, Andrew Lane,  President of Universal Systems Inc., hereby certify that I have prepared the accompanying unaudited financial statements and notes hereto, and that these financial statements and accompanying notes present fairly, in all material respects, the financial position of the issuer and the results of its operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States, consistently applied.

/s/ Andrew Lane

Andrew Lane

President, Universal Systems, Inc.

F-12

PART III — EXHIBITS

Item 1. Index to Exhibits

2A	Restated Articles of Incorporation
2B	Bylaws
4.1	Subscription Agreement
6.1	Warrant
6.2	Employment Contracts
12.1	Legal Opinion of Stephen Mills, Attorney at Law

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheridan, State of WY, on February 22, 2023.

(Exact name of issuer as specified in its charter) Universal Systems, Inc.

(signature)	/s/ Andrew Lane
(title)	Chairman, CEO
(date)	February 22, 2023

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	/s/ Robert Munck
(Title)	VP, Director
(Date)	February 22, 2023

58